EXHIBIT 11

                    Computation of Earnings Per Common Share
           (Dollars and shares in thousands except per share amounts)

                                                                                                       FIRST QUARTER
                                                                                                   Thirteen Weeks Ended
                                                                                                  March 28,      March 29,
                                                                                                   1998             1997
                                                                                               -----------      ------------
Basic Earnings (Loss) per Common Share

    Net earnings (loss) applicable to common stock
         Net earnings (loss)                                                                $      (4,383)           (1,978)
         ESOP dividend requirements
              Preferred stock dividends declared                                                     (545)             (570)
              Tax benefit on dividends - unallocated shares                                            48                71
                                                                                               -----------      ------------
         Net earnings (loss) applicable to common stock                                     $      (4,880)           (2,477)
                                                                                               -----------      ------------

         Weighted average number of common shares outstanding                                      14,838            14,805
                                                                                               -----------      ------------

    Basic Earnings (Loss) per Common Share                                                  $       (0.33)            (0.17)
                                                                                               ===========      ============

Diluted Earnings (Loss) per Common Share

    Net earnings (loss) applicable to common stock
         Net earnings (loss)                                                                $           -                 -
         Incremental cash contribution to the ESOP assuming conversion
              of preferred stock to common                                                              -                 -
         Tax benefit on the incremental cash contribution                                               -                 -
                                                                                               -----------      ------------
         Net earnings (loss) applicable to common stock                                     $           -                 -
                                                                                               -----------      ------------

    Weighted average number of common shares and equivalents outstanding
         Weighted average number of common shares outstanding                                           -                 -
         Common stock equivalents                                                                       -                 -
         Assumed conversion of Series B ESOP preferred stock                                            -                 -
                                                                                               -----------      ------------
         Weighted average number of common shares and equivalents outstanding                           -                 -
                                                                                               -----------      ------------

    Diluted Earnings (Loss) per Common Share                                                $       (0.33)*           (0.17)*
                                                                                               ===========      ============


 *  Diluted calculation is not presented because it is antidilutive.